[Form of Face of Medium-Term Note]

     Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

                                                             CUSIP 459200 [ ]

                 INTERNATIONAL BUSINESS MACHINES CORPORATION
                               MEDIUM-TERM NOTE
                  (Due one year or more from date of issue)
                          (Floating Rate Redeemable)

Registered No. R-                   Interest Reset Dates:

Designation: Floating Rate          Original Issue Date:
Medium-Term Notes Due
                                    Maturity Date:
Principal Amount: $
                                    Regular Record Dates: Fifteenth calendar
Issue Price (as a percentage of       day (whether or not a Business Day)
Principal Amount):      %             prior to the corresponding Interest
                                      Payment Date
Initial Interest Rate:
                                    Interest Reset Period:
Base Rate:
                                    Interest Payment Period:
Spread:
                                    Index Maturity:
[Spread Multiplier:]
                                    [Maximum Interest Rate:]
[Calculation Dates:]
                                    [Minimum Interest Rate:]
Interest Payment Dates:
                                    [Designated LIBOR Page:]
Interest Determination Dates:


     INTERNATIONAL BUSINESS MACHINES CORPORATION, a corporation duly organized and existing under the laws of the State of New York (herein called the "Company", which term includes any successor corporation under the Indenture referred to below), for value received, hereby promises to pay to or registered assigns the principal sum of


Dollars, at the office or agency of the Company in the Borough of Manhattan, The City and State of New York, on the Maturity Date specified above in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts and to pay interest on the Interest Payment Dates specified above on said principal sum at said office or agency, in like coin or currency, at the Initial Interest Rate specified above until the first Interest Reset Date specified above and thereafter in accordance with the applicable provisions set forth below from the Interest Payment Date next preceding the date of authentication of this Note to which interest has been paid on the Notes, unless the date of authentication of this Note is a date to which interest has been paid, in which case from the date of authentication of this Note, or unless no interest has been paid on the Notes, in which case from the Original Issue Date specified above, until payment of said principal sum has been made or duly provided for. Notwithstanding the foregoing, if the date of authentication of this Note is after a Regular Record Date specified above and before the next following Interest Payment Date, this Note shall bear interest from such Interest Payment Date, unless the Company shall default in the payment of interest due on such Interest Payment Date, in which case this Note shall bear interest from the next preceding Interest Payment Date to which interest has been paid on the Notes, or unless no interest has been paid on the Notes, in which case this Note shall bear interest from the Original Issue Date. The interest so payable on any Interest Payment Date will be paid to the person in whose name this Note is registered at the close of business on the Regular Record Date next preceding such Interest Payment Date, unless the Original Issue Date is after a Regular Record Date and before the next following Interest Payment Date, in which case interest will be paid on the Interest Payment Date following the next succeeding Regular Record Date to the person in whose name the Note is registered at the close of business on such next succeeding Regular Record Date, unless the Company shall default in the payment of interest due on such Interest Payment Date, in which case such defaulted interest shall be paid to the person in whose name this Note is registered at the close of business on a special record date for the payment of such defaulted interest established by notice to the registered holders of Notes not less than 10 days preceding such special record date. Payment of interest may, at the option of the Company, be made by check mailed to the registered address of the person entitled thereto. Notwithstanding the foregoing, interest payable at maturity shall be payable to the person to whom the principal is payable. If any Interest Payment Date or any Interest Reset Date would otherwise be a day that is not a Business Day, such date will be postponed to the next day that is a Business Day; provided, however that when the Base Rate designated above is LIBOR, if such Business Day is in the next succeeding calendar month, such Interest Payment Date or Interest Reset Date shall be the next preceding Business Day. A Business Day is any day on which commercial banks and foreign exchange markets settle payments in The City of New York and, when the Base Rate designated above is LIBOR, is a day on which dealings in deposits in U.S. dollars are transacted in the London interbank market (a "London Banking Day").

     This Note is one of a duly authorized issue of unsecured debentures, notes or other evidences of indebtedness of the Company (hereinafter called the "Securities"), of the series hereinafter specified, all issued or to be issued under an Indenture dated as of October 1, 1993, as amended by the First Supplemental Indenture thereto dated as of December 15, 1995 (hereinafter called the "Indenture"), duly executed and delivered by the Company to The Chase Manhattan Bank (National Association), a national banking association existing under the laws of the United States of America, as trustee (hereinafter called the "Trustee"), to which Indenture reference is hereby made for a description of the respective rights and duties thereunder of the Trustee, the Company and the holders of the Securities. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest at different rates, may be subject to redemption provisions, covenants and Events of Default and may otherwise vary as in the Indenture provided. This Note is one of a series designated above (herein called the "Notes") issued under the Indenture.

     The interest payable hereon on each Interest Payment Date will include accrued interest from the Original Issue Date or from the last date in respect of which interest has been paid on the Notes (subject to the applicable provisions set forth above), as the case may be, to, but excluding, such Interest Payment Date. The interest rate in effect on the Notes from the Original Issue Date to the first Interest Reset Date will be the Initial Interest Rate. Thereafter, the Notes will bear interest at a rate reset for each period ending on and excluding an Interest Reset Date and commencing on and including the immediately preceding Interest Reset Date (or, if none, the Original Issue Date) (each an "Interest Reset Period") determined by the Calculation Agent referred to below in accordance with this paragraph. The interest rate per annum on this Note for each Interest Reset Period shall be the Base Rate designated above (determined as set forth on the reverse hereof), in each case adjusted by the addition or subtraction of the Spread, if any, specified above and by the multiplication by the Spread Multiplier, if any, specified above. Notwithstanding the foregoing, the interest rate hereon shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, shown above. In addition, the interest rate hereon shall in no event be higher than the maximum rate permitted by New York State law as the same may be modified by United States law of general application.

     Interest on the Notes will be calculated based on the actual number of days elapsed over a year of 360 days.

     This Note is redeemable by the Company on any Interest Payment Date occurring on or after [ ] in whole [but not in] [or in] part, on at least 30 days' prior notice at a redemption price of .

     Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

     This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture.


     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.


                                   INTERNATIONAL BUSINESS MACHINES
                                   CORPORATION

TRUSTEE'S CERTIFICATE OF
AUTHENTICATION
                                   By

    This is one of the
Securities of the Series
designated herein issued under
the issued under the
within-mentioned Indenture.        ---------------------------------

THE CHASE MANHATTAN BANK
(National Association),
as Trustee                         By

                          [SEAL]
                                   ---------------------------------
By:
         Authorized Officer

     The Base Rate applicable to this Note will be calculated as set forth in the appropriate paragraph below.

     If the Base Rate is LIBOR, LIBOR will be determined by the Calculation Agent in accordance with the following provisions (i) with respect to an Interest Determination Date, LIBOR will be: (a) if the Designated LIBOR Page is Telerate Screen Page 3750 (as defined below), the rate for deposits in U.S. dollars having the Index Maturity, commencing on the second London Banking Day immediately following that Interest Determination Date, that appears on the Telerate Page 3750 as of 11:00 a.m., London time, on that Interest Determination Date or (b) if the Designated LIBOR Page is Reuters Screen LIBO Page (as defined below), the arithmetic mean of the offered rates for deposits in U.S. dollars having the Index Maturity, commencing on the second London Banking Day immediately following such Interest Determination Date, which appear on the Reuters Screen LIBO Page as of 11:00 a.m., London time, on the Interest Determination Date. In the case where (a) above applies, if no rate appears, or in the case where (b) above applies, if fewer than two offered rates appear, LIBOR in respect of the Interest Determination Date will be determined as if the parties had specified the rate in (ii) below, (ii) with respect to an Interest Determination Date on which this provision applies, LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars are offered by four major banks in the London interbank market selected by the Calculation Agent (after consultation with the Company) at approximately 11:00 a.m., London time, on that Interest Determination Date to prime banks in the London interbank market having the Index Maturity commencing on the second London Banking Day immediately following that Interest Determination Date and in a principal amount equal to an amount of not less than U.S. $1 million that is representative for a single transaction in such market at such time. The Calculation Agent will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR in respect of that Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR in respect of that Interest Determination Date will be the arithmetic mean of the rates quoted by three major money center banks in The City of New York selected by the Calculation Agent (after consultation with the Company) at approximately 11:00 a.m., New York City time, on that Interest Determination Date for loans in U.S. dollars to leading European banks, having the Index Maturity commencing on the second London Banking Day immediately following that Interest Determination Date and in a principal amount equal to an amount of not less than U.S. $1 million that is representative for a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR for the applicable period will be the same as LIBOR for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Interest Rate). "Telerate Page 3750" means the display designated on page "3750" on the Telerate Service (or such other page as may replace the 3750 page on that service or such service or services as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits). "Reuters Screen LIBO Page" means the display designated as Page "LIBO" on the Reuters Monitor Money Rate Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London Interbank offered rates of major banks).

     If the Base Rate is Treasury Rate, Treasury Rate means, with respect to any Interest Determination Date, the rate for the most recent auction of direct obligations of the United States ("Treasury bills") having the Index Maturity as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates" ("H.15(519)"), or any successor publication of the Board of Governors of the Federal Reserve System, under the heading "Treasury bills--auction average (investment)" or, if not so published by 9:00 a.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the auction average rate, expressed as a Bond Equivalent Yield (as defined below), as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury bills having the Index Maturity are not published or reported as provided above by 3:00 p.m., New York City time, on such Calculation Date or if no such auction is held in a particular week, then the Treasury Rate shall be calculated by the Calculation Agent and shall be a yield to maturity, expressed as a Bond Equivalent Yield, of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 pm.., New York City time, on such Interest Determination Date, of three leading primary United States government securities dealers selected by the Calculation Agent (after consultation with the Company) for the issue of Treasury bills with a remaining maturity closest to the Index Maturity; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Treasury Rate will be the Treasury Rate in effect on such Interest Determination Date. "Bond Equivalent Yield" means a yield (expressed as a percentage rounded to the nearest one-hundred thousandth of a percent) calculated in accordance with the following formula:

                                           D x N
                  Money Market Yield = -------------- x 100
                                        360 - (D x M)

where "D" refers to the per annum rate for Treasury bills, quoted on a bank discount basis and expressed as a decimal; "N" refers to the actual number of days in the year for which interest is being calculated; and "M" refers to the actual number of days in the interest period for which interest is being calculated.

     If the Base Rate is Prime Rate, Prime Rate means, with respect to any Interest Determination Date, the rate on such date as published by the Board of Governors of the Federal Reserve System in H.15(519) under the heading "Bank Prime Loan". If such rate is not published by 9:00 a.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the Prime Rate will be determined by the Calculation Agent and will be the arithmetic mean of the rates of interest publicly announced by each bank named on the "Reuters Screen USPRIME1 Page" (as defined below) as such bank's prime rate or base lending rate as in effect for such Interest Determination Date. "Reuters Screen USPRIME1 Page" means the display designated as page "USPRIME1" on the Reuters Monitor Money Rates Service (such term to include such other page as may replace the USPRIME1 page on that Service for the purpose of displaying prime rates or base lending rates of major United States banks). If fewer than four such rates but more than one such rate appear on the Reuters Screen USPRIME1 Page for such Interest Determination Date, the Prime Rate will be determined by the Calculation Agent and will be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on such Interest Determination Date by four major money center banks in The City of New York selected by the Calculation Agent from a list approved by the Company. If fewer than two such rates appear on the Reuters Screen USPRIME1 Page, the Prime Rate will be calculated by the Calculation Agent and will be determined as the arithmetic mean of the prime rates furnished in The City of New York by the appropriate number of substitute banks or trust companies organized and doing business under the laws of the United States, or any State thereof, in each case having total equity capital of at least U.S.$500,000,000 and being subject to supervision or examination by federal or state authority, selected by the Calculation Agent from a list approved by the Company to provide such rate or rates; provided that if the banks or trust companies selected as aforesaid by the Calculation Agent from a list approved by the Company are not quoting as mentioned in this sentence, the rate of interest in effect for the applicable period will be the rate of interest in effect on such Interest Determination Date.

     If the Base Rate is Commercial Paper Rate, Commercial Paper Rate means, with respect to any Interest Determination Date, the Money Market Yield (as defined below) of the rate on that date for commercial paper having the Index Maturity as published in H.15(519), under the heading "Commercial Paper". In the event that such rate is not published by 9:00 a.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, then the Commercial Paper Rate shall be the Money Market Yield of the rate on that Interest Determination Date for commercial paper having the Index Maturity as published by the Federal Reserve Bank of New York in its daily statistical release, "Composite 3:30 p.m. Quotations for U.S. Government Securities" ("Composite Quotations") under the heading "Commercial Paper". If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in Composite Quotations, the Commercial Paper Rate for that Interest

Determination Date shall be calculated by the Calculation Agent and shall be the Money Market Yield of the arithmetic mean (rounded to the nearest one-hundred thousandth of a percent) of the offered rates of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent (after consultation with the Company) as of 11:00 a.m., New York City time, on that Interest Determination Date, for commercial paper having the Index Maturity placed for an industrial issuer whose bond rating is "AA", or the equivalent, from a nationally recognized rating agency; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Commercial Paper Rate will be the Commercial Paper Rate in effect on such Interest Determination Date. "Money Market Yield" means a yield (expressed as a percentage rounded to the nearest one-hundred thousandth of a percent) calculated in accordance with the following formula:

                                          D x 360
                  Money Market Yield = -------------- x 100
                                        360 - (D x M)

where "D" refers to the per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal; and "M" refers to the actual number of days in the interest period for which interest is being calculated.

     If the Base Rate is Federal Funds Rate, Federal Funds Rate means, with respect to any Interest Determination Date, the rate on such date for federal funds as published in H.15(519) under the heading "Federal Funds (Effective)" or if not published by 3:00 p.m., New York City time, on the related Calculation Date, the rate on such Interest Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate." If by 3:00 p.m., New York City time, on the related Calculation Date such rate is not published in either H.15(519) or Composite Quotations, then the Federal Funds Rate on such Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of federal funds transactions in overnight transactions in The City of New York (which may include the Agents or their affiliates) selected by the Calculation Agent (after consultation with the Company) prior to 9:00 a.m., New York City time on such Interest Determination Date; provided, however, that if the brokers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Federal Funds Rate determined as of such Interest Determination Date will be the Federal Funds Rate then in effect on such Interest Determination Date.

     All percentages resulting from any calculation will be rounded, if necessary, to the nearest one-hundred thousandth of a percent, with five one-millionths of a percent rounded upwards (e.g, 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655) and 9.876544% (or .09876544) being rounded to 9.87654% (or .0987654)), and all dollar amounts used in or resulting from such calculation will be rounded to the nearest cent (with one-half cent being rounded upwards).

                          shall be the initial Calculation Agent. The
Calculation Agent will, upon the request of the holder hereof, provide the interest rate hereon then in effect and, if determined, the interest rate which will become effective as of the next Interest Reset Date.

     In case an Event of Default with respect to the Notes as defined in the Indenture shall have occurred and be continuing, the principal hereof together with accrued interest thereon, if any, may be declared, and upon such dec- laration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

     The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Securities at the time outstanding of all series to be affected (acting as one class) to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or modifying in any manner the rights of the holders of the Securities of such series; provided, however, that no such supplemental indenture shall, among other things, (i) change the fixed maturity of the principal of, or any installment of principal of or interest on, any Security; (ii) reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof; (iii) impair the right to institute suit for the enforcement of any such payment on or after the fixed maturity thereof (or, in the case of redemption, on or after the redemption date); (iv) reduce the percentage in principal amount of the outstanding Securities of any series, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver (of compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences) provided for in the Indenture; (v) change any obligation of the Company, with respect to outstanding Securities of a series, to maintain an office or agency in the places and for the purposes specified in the Indenture for such series; or
(vi) modify any of the foregoing provisions or the provisions for the waiver of certain covenants and defaults, except to increase any applicable percentage of the aggregate principal amount of outstanding Securities the consent of the holders of which is required to provide with respect to any particular series the right to condition the effectiveness of any supplemental indenture as to that series on the consent of the holders of a specified percentage of the aggregate principal amount of outstanding Securities of such series or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each outstanding Security affected thereby. It is also provided in the Indenture that the holders of a majority in aggregate principal amount of the Securities of a series at the time outstanding may on behalf of the holders of all the Securities of such series waive any past default under the Indenture with respect to such series and its consequences, except a default in the payment of the principal of, premium, if any, or interest, if any, on any Security of such series or in respect of a covenant or provision which cannot be modified without the consent or waiver by the holder of each outstanding Security of the series affected. Any such consent or waiver by the holder of this Note shall be conclusive and binding upon such holder and upon all future holders and owners of this Note and any Notes which may be issued in exchange or substitution herefor, irrespective of whether or not any notation thereof is made upon this Note or such other Notes.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

     The Indenture permits the Company to Discharge its obligations with respect to the Notes on the 91st day following the satisfaction of the conditions set forth in the Indenture, which include the deposit with the Trustee of money or U.S. Government Obligations or a combination thereof sufficient to pay and discharge each installment of principal of (including premium, if any, on) and interest, if any, on the outstanding Notes.

     The Notes are issuable in registered form without coupons in denominations of $1,000 and any integral multiple thereof. In the manner and subject to the limitations provided in the Indenture, but without the payment of any service charge, Notes may be exchanged for an equal aggregate principal amount of Notes of other authorized denominations at the office or agency of the Company maintained for such purpose in the Borough of Manhattan, The City and State of New York.

     Upon due presentment for registration of transfer of this Note at the office or agency of the Company for such registration in the Borough of Manhattan, The City and State of New York, a new Note or Notes of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange herefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

     Prior to due presentment for registration of transfer of this Note, the Company, the Trustee and any agent of the Company or the Trustee may treat the registered holder hereof as the owner of this Note (whether or not this Note shall be overdue) for the purpose of receiving payment of the principal and interest on this Note, as herein provided, and for all other purposes, and neither the Company nor the Trustee nor any agent of the Company or the Trustee shall be affected by any notice to the contrary. All payments made to or upon the order of such registered holder shall, to the extent of the sum or sums paid, effectually satisfy and discharge liability for moneys payable on this Note.

     No recourse for the payment of the principal of or interest on this Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Note or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

     Terms used but not defined in this Note shall have the same meanings assigned in the Indenture. This Note shall be governed by and construed in accordance with the laws of the State of New York.


                ---------------------------------------------
                                ABBREVIATIONS

     The following abbreviations, when used in the inscription of the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM  --   as tenants in            UNIF GIFT MIN ACT --
              common                   __________Custodian__________
TEN ENT  --   as tenants by the        (Cust)             (Minor)
              entireties               Under Uniform Gifts to Minors
JT TEN   --   as joint tenants with    Act_________________________
              right of survivorship             (State)
              and not as tenants in
              common

   Additional abbreviations may also be used though not in the above list.
                ---------------------------------------------

             FOR VALUE RECEIVED, the undersigned hereby sell(s),
                        assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

--------------------------------


---------------------------------------------------------------------------
         PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL
                             ZIP CODE OF ASSIGNEE

---------------------------------------------------------------------------
the within Note and all rights thereunder, hereby irrevocably constituting and appointing

---------------------------------------------------------------------------


--------------------------------------------------------  attorney to transfer said Note on the books of the Company with full power of substitution in the premise.



Dated:_________________________
                                   NOTICE:  The signature to this
                                   assignment must correspond with the
                                   name as written upon the face of the
                                   within instrument in every particular,
                                   without alteration or enlargement or
                                   any change whatever.